Exhibit 10.3
NOTICE OF RENEWAL
February 25, 2011
Via Electronic and Overnight Mail
GTSI Corp.
2553 Dulles View Drive
Suite 100
Herndon, Virginia 20171-5219
Attn: Sterling Phillips, Chief Executive Officer
Re:
Amended and Restated Credit Agreement dated as of the 19th day of October, 2010, as amended (the “Credit Agreement”) by and among GTSI Corp., a Delaware corporation (“Reseller”), Castle Pines Capital LLC, a Delaware limited liability company (as an individual administrative agent, or as a lender, as the context may require, “CPC”) and Wells Fargo Capital Finance, LLC, a Delaware limited liability company, formerly known as Wells Fargo Foothill, LLC (in its capacity as the collateral agent for the benefit of Lenders, the “Collateral Agent,” in its capacity as an individual administrative agent, “WFF” and, together with CPC, “Administrative Agents”)

Dear Mr. Phillips:
Please be advised that pursuant to Section 3.5.3.1 of the above referenced Credit Agreement, CPC will renew its Pro-Rata share of the Facilities for an additional 365-day period commencing May 27, 2011 and continuing until May 27, 2012 (subject to all terms and conditions of the Credit Agreement) unless terminated sooner pursuant to the provisions of the Credit Agreement.
Sincerely,
CASTLE PINES CAPITAL LLC

/s/ John Schmidt
John Schmidt Managing Partner
cc:	John Reniger, Wells Fargo Capital Finance, LLC Carter Strong, Esq., Arent Fox LLP
116 Inverness Drive East, Suite 375 • Englewood, CO 80112
ph 303.209.1940 • fx 303.209.1906 • www.CastlePinesCapital.com